                                                                    Exhibit 99.4


                       CONSENT OF ANTHONY R. PASQUINELLI

     In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to reference in the Registration Statement on Form S-4 filed by St. Paul Bancorp, Inc., a Delaware corporation ("St. Paul"), to the undersigned being named as a director of St. Paul upon the consummation of the Merger described in such Registration Statement.



                                          /s/ Anthony R. Pasquinelli
                                          -------------------------------------